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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                                   ___________

        Date of Report (Date of earliest event reported): April 22, 2005
                                   ___________

                                  Conn's, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                  000-50421               06-1672840
 (State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)            File Number)         Identification No.)


              3295 College Street
                Beaumont, Texas                             77701
    (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (409) 832-1696
                                   ___________

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     On April 22, 2005, Conn's, Inc. (the "Company"), subject to stockholder approval, entered into an amendment to the Executive Employment Agreement, dated as of November 19, 2003, by and between the Company and Thomas J. Frank, Sr., the Company's Chairman of the Board and Chief Executive Officer, to (a) extend the expiration of the term of Mr. Frank's employment from January 31, 2006 to January 31, 2008 and (b) ensure that compensation paid under Mr. Frank's employment agreement following the amendment would continue to not be subject to the deduction limitation of Section 162(m) of the Internal Revenue Code. The amendment to Mr. Frank's employment agreement will not become effective unless stockholder approval is obtained.

     On April 22, 2005, the Company also entered into amendments extending expiration of the term of the employment agreement of William C. Nylin, Jr., President and Chief Operating Officer of the Company from January 31, 2006 to January 31, 2008 and the expiration of the term of the employment agreement of David R. Atnip, Senior Vice President and Secretary/Treasurer of the Companyfrom January 31, 2006 to January 31, 2007.

     In addition, on April 22, 2005, the Company entered into an executive employment agreement with David L. Rogers, the Company's Chief Financial Officer. The Rogers Employment Agreement is in substantially the same form as the employment agreements that the Company entered into with certain of its other executive officers. Mr. Rogers' employment agreement provides for a term that ends on January 31, 2007 (unless earlier terminated) and the term of the contract may be extended for additional one year periods upon the mutual written consent of Mr. Rogers and the Company. Under the terms of the Rogers Employment Agreement, Mr. Rogers is entitled to payment of an annual base salary of $180,000.00 per year, subject to upward or downward adjustments, with a minimum annual base salary of $144,000.00 per year. Mr. Rogers is also eligible to receive an annual cash bonus that is determined by the Compensation Committee based on Mr. Rogers' attainment of certain performance goals relating to the Company's annual business plan/budget as established by the Compensation Committee, to participate in the Company's employee benefit plans and to receive options to purchase shares of the Company's common stock. In the event that the Company terminates Mr. Rogers' employment other than for cause or the Company does not renew the Rogers Employment Agreement when it expires, the Company is obligated to pay Mr. Rogers severance in an amount equal to one year of his annual base salary. The Rogers Employment Agreement contains confidentiality and other customary provisions. This summary of the Rogers Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Form Executive Employment Agreement, included as
Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this
Item 1.01.



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Item 9.01  Financial Statements and Exhibits.

     (c)   Exhibits

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  Exhibit Number     Exhibit Title
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       10.1          Form of Executive Employment Agreement (incorporated by
                     reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1/A (File No. 333-109046) as filed with the Securities and Exchange Commission on October 29, 2003)
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CONN'S, INC.


Date: April 26, 2005                           By: /s/ David L. Rogers
                                                   -----------------------------
                                                   David L. Rogers
                                                   Chief Financial Officer